FOR IMMEDIATE RELEASE

CONTACT:

Mark Ravenstahl

Ansoft Corporation

TEL: 412.261.3200

FAX: 412.471.9427

EMAIL: mravenstahl@ansoft.com

ANSOFT CORPORATION REPORTS RECORD RESULTS

PITTSBURGH, PA -- May 23, 2006 -- Ansoft Corporation (NASDAQ: ANST) today announced financial results for its fourth quarter of fiscal 2006 ended April 30, 2006. All references to share and per share information, except shares authorized, included in this press release have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend that was declared on March 7, 2006 and distributed on May 9, 2006.

Revenue for the fourth quarter totaled $24.7 million, an increase of 14% compared to $21.7 million reported in the previous fiscal year's fourth quarter. On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter was $8.3 million, or $0.32 per diluted share, representing a 75% increase when compared to GAAP net income of $4.7 million, or $0.18 per diluted share in the previous fiscal year's fourth quarter. Results for the 2006 fourth quarter included a $1.0 million, or $0.04 per share, income tax benefit associated with the reversal of the Company's remaining valuation allowance for certain U.S. Federal net deferred tax assets.

Revenue for the fiscal year totaled $77.2 million, compared to $67.7 million reported in the previous fiscal year. On a generally accepted accounting principles (GAAP) basis, net income for the fiscal year was $17.8 million, or $0.69 per diluted share, representing an 89% increase when compared to GAAP net income of $9.4 million, or $0.36 per diluted share in the previous fiscal year. Results for the current fiscal year include $2.4 million, or $0.09 per share, of income tax benefit for a federal tax credit claim and refund related to foreign taxes previously paid and $1.0 million, or $0.04 per share, of income tax benefit associated with the reversal of the Company's remaining valuation allowance for certain U.S. Federal net deferred tax assets.

In addition to using GAAP results in evaluating the Company's business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes amortization of intangible assets and the related tax benefit. A reconciliation of the non-GAAP amounts to the appropriate GAAP amounts, for the three months and for the years ended April 30, 2006 and 2005 is included with this press release. The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP.

On a non-GAAP basis, net income for the fourth quarter was $8.5 million, or $0.33 per diluted share, representing a 72% increase when compared to non-GAAP net income of $4.9 million, or $0.19 per diluted share in the previous fiscal year's fourth quarter.

On a non-GAAP basis, net income for the fiscal year was $18.7 million, or $0.72 per diluted share, representing an 80% increase when compared to non-GAAP net income of $10.4 million, or $0.40 per diluted share, in the previous fiscal year.

"We are pleased to report record revenue and earnings for the fourth quarter," said Nicholas Csendes, Ansoft's President and CEO. "For the next fiscal year, we anticipate continued revenue growth of around 10-15%."

Ansoft is a leading developer of high-performance electronic design automation (EDA) software. Engineers use Ansoft software to design state-of-the-art electronic products, such as cellular phones, internet access devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs), automotive electronic systems and power electronics. Ansoft markets its products worldwide through its own direct sales force and has comprehensive customer-support and training offices throughout North America, Asia and Europe.

Ansoft -- Page 2

This press release contains forward-looking statements including those related to revenue and earnings growth for the current fiscal year that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, management's ability to forecast revenues and control expenses and the amount, timing and structure of software licenses.

For further information regarding risks and uncertainties associated with Ansoft's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Ansoft's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at Ansoft's website at www.ansoft.com/about/investor/index.cfm.

All information in this release is as of May 23, 2006. Ansoft undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

ANSOFT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended April 30,		Fiscal Year ended April 30,
	2006	2005	2006	2005
Revenue
License	$ 15,655	$ 14,310	$ 42,849	$ 39,322
Service and other	9,083	7,356	34,362	28,348
Total revenue	24,738	21,666	77,211	67,670
Costs of revenue
License	167	142	535	505
Service and other	401	334	1,420	1,349
Total cost of revenue	568	476	1,955	1,854
Gross profit	24,170	21,190	75,256	65,816
Operating Expenses
Sales and marketing	9,029	8,586	31,506	31,108
Research and development	4,639	4,671	17,016	16,901
General and administrative	1,368	1,269	5,060	4,861
Amortization	359	344	1,467	1,552
Total operating expenses	15,395	14,870	55,049	54,422
Income from operations	8,775	6,320	20,207	11,394
Net realized gain (loss) on sale of securities	-	-	(2)	732
Other income, net	648	499	1,397	1,474
Income before income taxes	9,423	6,819	21,602	13,600
Income tax expense	1,150	2,083	3,805	4,159
Net income	$ 8,273	$ 4,736	$ 17,797	$ 9,441
Net income per share
Basic	$ 0.35	$ 0.20	$ 0.75	$ 0.41
Diluted	$ 0.32	$ 0.18	$ 0.69	$ 0.36
Weighted average shares used in calculation
Basic	23,685	23,732	23,694	23,242
Diluted	25,811	26,128	25,851	25,892

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Ansoft -- Page 3

ANSOFT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	April 30,	April 30,
	2006	2005

Assets
Current assets
Cash and cash equivalents	$ 16,456	$ 11,910
Accounts receivable, net of allowance for doubtful
accounts of $545 and $425, respectively	20,264	17,388
Deferred income taxes	164	229
Prepaid expenses and other assets	1,938	1,148
Total current assets	38,822	30,675

Equipment and furniture, net of accumulated depreciation
of $6,249 and $6,961, respectively	2,599	2,811
Marketable securities	33,621	28,496
Other assets	131	146
Deferred income taxes	6,226	6,177
Goodwill	1,239	1,239
Other intangible assets, net	2,442	3,877
Total assets	$ 85,080	$ 73,421

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$ 274	$ 231
Accrued payroll	3,027	2,290
Other accrued expenses	4,537	3,076
Current portion of deferred revenue	19,893	17,500
Total current liabilities	27,731	23,097
Long-term portion of deferred revenue	1,088	1,039
Total liabilities	28,819	24,136

Stockholders' equity
Preferred stock , par value $0.01 per share; 1,000 shares
authorized, no shares outstanding	-	-
Common stock , par value $0.01 per share; 50,000 shares
authorized; issued 28,576 and 27,802 shares, respectively
and outstanding 23,764 and 24,166, respectively	286	280
Additional paid-in capital	76,795	70,270
Treasury stock, 4,812 and 3,636 shares, respectively	(37,913)	(21,762)
Accumulated other comprehensive loss, net	(1,539)	(338)
Retained earnings	18,632	835
Total stockholders' equity	56,261	49,285
Total liabilities and stockholders' equity	$ 85,080	$ 73,421

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Ansoft -- Page 4

ANSOFT CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(unaudited)

Pursuant to the requirement of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude acquisition-related amortization. Management uses this non-GAAP financial measure for internal managerial purposes, when publicly providing its business outlook, and as a means to evaluate period-to-period comparisons. The Company has provided this non-GAAP financial measurement in addition to GAAP financial results because it believes the non-GAAP financial measure provides useful information to investors in that it provides additional insight into our core software and service business operations and a consistent basis for comparison between quarters not influenced by certain non-cash items that are not used by management when evaluating the Company's operating expenses (such as research and development, sales and marketing, and general and administrative expenses). The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP.

The Company does not acquire businesses on a predictable cycle. As a result, management has difficulty comparing the Company's profitability as measured by net income on a period to period basis unless it excludes acquisition-related amortization because it may appear in one period but not in the comparable period. Further, management finds it useful to exclude non-cash charges in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations and more accurately predict liquidity requirements and the operational strength of the Company. Finally, this same financial measure is used by management to track the Company's performance relative to both internally and externally communicated financial targets. The Company discloses this information to the public to enable investors to more easily assess the company's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among its principal competitors that separately identify acquisition-related amortization.

A limitation associated with this non-GAAP measure is that it does not reflect the periodic costs of certain capitalized intangible assets used in generating revenues in the Company's business. Management evaluates the costs of such intangible assets in accordance with SFAS no. 141 "Business Combinations" which requires allocating the purchase price in a business combination between intangible and tangible assets based on the purchase method of accounting.

	Three months ended April 30,		Fiscal year ended April 30,
	2006	2005	2006	2005

GAAP net income	$ 8,273	4,736	$ 17,797	$ 9,441
Amortization of intangibles (1)	223	213	910	962
Non-GAAP net income	$ 8,496	$ 4,949	$ 18,707	$ 10,403
Non-GAAP net income per diluted common share	$ 0.33	$ 0.19	$ 0.72	$ 0.40
Weighted average diluted shares used in calculation	25,811	26,128	25,851	25,892

(1) Amortization expense net of a 38% tax rate.

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